Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-143069, 333-159026, 333-173925, 333-188485 and 333-204668) of Genesis Healthcare, Inc. of our report dated February 29, 2012 relating to the financial statements and financial statement schedule of Sun Healthcare Group, Inc., which appears in this Current Report on Form 8-K of Genesis Healthcare, Inc.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

July 24, 2015